Exhibit 10.1

Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.

AGREEMENT

BETWEEN

WU'AN MUNICIPAL PEOPLE'S GOVERNMENT, HEBEI PROVINCE

AND

HANDAN MUNICIPAL PEOPLE’S GOVERNMENT, HEBEI PROVINCE

AND

ALTAIR NANOTECHNOLOGIES (CHINA) CO., LTD.

ON COOPERATIVE INVESTMENT AND CONSTRUCTION OF

LITHIUM TITANATE MATERIALS PRODUCTION LINE

On

LITHIUM ION ENERGY STORAGE SYSTEM PROJECT

April 19, 2012

Party A:	Wu'an Municipal People's Government, Hebei Province (hereinafter referred to as Party A)

Address:

Telephone:                 Fax:                  Post code:

Party B:	Altair Nanotechnologies (China) Co., Ltd. (hereinafter referred to as Party B)

Address:

Telephone:                 Fax:                  Post code:

Party C:	Handan Municipal People's Government , Hebei Province (hereinafter referred to as Party C)

Address:

Telephone:                 Fax:                  Post code:

Party A and Party B agree to jointly promote, plan and develop the industrial park based on the scientific and mutually beneficial, win-win cooperative principles to increase the local tax revenue, lift GDP and expand local employment opportunities. Party B, as a new energy enterprise, should have the world's advanced technology and process in the production of lithium ion battery and energy storage system products, and it should make use of the advantageous conditions including China acting as the 21st century's development engine for the world economy, potential huge new energy application market, rich human resources and low cost investment, etc. to rapidly realize the large scale development and industrialization of the new energy industry and to occupy domestic and foreign markets.

Both parties will vigorously develop the new energy industry-oriented headquarter economy as well as the projects’ ability to sell various kinds of new energy products at its initial startup phase, which will expand and firm up local tax sources and facilitate the development of local economy.

After friendly consultation, the Parties reached the following agreements for Party B's construction of the headquarters base and the investment and construction of the production project for lithium titanate materials and lithium ion energy storage system in Party A's park:

1.    Content of Construction: Party B agrees to construct a plant which shall have the following content of construction:
a.	LTO material production line: annual capacity of up to 3,000 tons in the first phase of the project, and up to *** tons in later phases;
b.	Li-ion energy storage system production line: annual capacity of up to ***MW.

2.    Scale of investment: Total investment is estimated at ***RMB over the life of the project.

3.    Land for the Project: Party A shall grant Party B with the exclusive   and completed right to 2,000 mu of land (the “Land”) as defined in the attached memorandum of understanding between Party A and Party B. This memorandum of understanding shall be an indivisible part of this agreement and have equal legal effect.

4.    Project progress:

a.
Party A should finish registration of the subsidiary company in Wuan, Hebei before April 20, 2012, and Party A should assist Party B to finish the land use rights transfer procedure before July 30, 2012.

b.	Party B should build a project team and enter Wu’an industrial park within 5 days after signing of this agreement.

c.	Party B will seek to finish the first phase of construction and commence LTO material and energy storage system production before October 31, 2013.

5.    Market supporting policies: In the light of both parties’ intent of establishing a "headquarters economy", and in order to support the project’s market sales at its initial and subsequent development phases, purchase orders will be all placed to the company established by Party B in Wu’an to realize the “headquarters economy” effect as follows:
a.
As per the attached sales and purchase agreement between Party A and Party B, Party A shall purchase *** EV buses from Party B and specially issue the operational licenses for *** EV taxis for Party B, which will be a demonstration for promotion of Green, Environmental protection and new energy, in which, ***EV bus should be purchased and *** operation licenses should be issued before end of 2012.

b.
In order to apply for the national “Ten city one thousand electric vehicles” demonstration city, Party C decides to apply clean energy and strongly promote public transportation and change gasoline engine taxis to electric Taxi. Party C will purchase *** EV buses and ***EV Taxis from Party B within 5 years ( the sales and purchase agreement between Party C and Party B will be signed later and is the indivisible part of this agreement.)

c.
For the purpose of urban energy management safety, energy saving and emission reduction and peak shaving, Party C will promulgate supporting policies for energy storage system market before the launch of Party B's project as follows:

(a)
The area under Party C’s administration (including each district, town, or city), ***% of the total gross installed capacity of the new wind power projects must be equipped with Party B’s advanced energy storage system;

(b)
The emergency power supply system for newly constructed commercial or residential building, public places and government divisions should be installed by international advanced LTO energy storage system produced by companies within Party C’s administration area beginning in January 1, 2013. The purchased products should have national and international legal intellectual property and technology with patent. Infringing products cannot be purchased or applied.

Party C shall implement these policies and purchase at least ***MW energy storage system from Party B before December 30th, 2013.

6.
Party A shall carry out the tender, auction or listing procedures for land granting related to the Land within three months of the establishment of the Hebei company of Party B.  Party A will provide to Party B the Land use right certificate which shall conform to the requirements of the laws of the State. The relevant issues shall be implemented according to the memorandum of understanding between Party A and Party B. The Land granted by Party A shall satisfy the standard of “nine availabilities and land leveling” (e.g., nine availabilities shall mean that water, electricity, heat, gas, sewage, post, telecommunications, and TV signals are connected and available on the Land; and leveling shall mean that the Land has leveled ground and is accessible to paved roads). Party A shall guarantee that there are no disputes in connection with such Land.

7.
In order to encourage Party B to commence the construction as soon as possible, Party A shall support Party B to commence the construction while at the same time handling the relevant formalities for commencement of project construction.

8.
The Parties will jointly establish a project office (no less than 3 persons from each party), which shall be responsible for all the daily work of the construction of the project until the commencement of the production.

9.
For the new energy project built by Party B in Party A’s industrial park, the associated infrastructure package fee and all of the administrative charges will be waived for Party B. To encourage the development of the industry, the previously agreed revenue policy of “Three free and Three half” has been changed to that, for the revenue from local retained part, in the first three years, will be awarded to the enterprise; for the fourth till sixth year, half of the revenue will be awarded to the enterprise for technical innovation, new products development, technology introduction, setting up research and development center, etc. Party A will provide necessary supporting policies; help with setting up a financing platform; support to provide loans and financing guarantees for an eligible entity; and provide government interest subsidies through the Wu’an New Energy Industry Development Fund (the “Fund”) that has been incorporated into the annual financial plan. Subsidies from the Fund shall include loan interest payments of no less than ***RMB for three years starting from 2012, which shall be awarded to companies who are engaged in the research and development and large scale production of world advanced nano LTO material, LTO batteries, energy storage systems within the industrial park.

10.
In order to improve the research and development, production and operation, introduction of talents and smooth operation of the enterprises at the locality, prior to March 2013, Party A must provide Party B with no less than ***of commercial-residential land to the extent permitted by law.

11.
The office room and accommodation of the project preparation office of Party B and the exhibition hall for the plans of investment attraction and invitation shall be provided by Party A free of charge; the accommodation of the management personnel and high level talents of the Hebei company of Party B enjoy the relevant preferential policies of Handan Municipality (Wu'an) for foreign investment.

12.
Party A shall be responsible for the connection of the necessary facilities of water, electricity, gas to the boundary lines of the project land of Party B, and guarantee the sufficient supply of water, electricity, gas, etc as demanded by the project. The prices of the water, electricity, gas consumed will be calculated at the local favorable price.

13.
Subject to the documents provided by Party B for obtaining relevant approvals being timely provided, complete and accurate, Party A will be fully responsible for the relevant formalities for Party B's establishing of the company, the obtaining of approval for the project and the obtaining of the approval for the commencement of construction.

14.
If Party B needs to expand the production capacity of the project within 3 years, Party A will provide the land for the second stage of the project which is adjacent to the land of the first stage. The specific size of the land will be provided according to the need of the capacity expansion, and Party B will enjoy all the preferential policies applicable to the first stage investment.

15.
Party A is responsible to facilitate Party B's personnel to purchase apartments locally and enjoy the policies available to the local people. Party A is responsible to help the Party B's high level talents and the children of the key technical persons to complete the process for registering residential domicile (hukou) and enrolling in nearby schools and will exempt any temporary schooling fees.

16.	Based on the principal spirit of this agreement, the exact implementation plan for the three core points, i.e. land, market and funds, will be further defined before May 20, 2012.

17.
The Parties shall strictly fulfill the confidentiality obligations, and shall not disclose the relevant information of this Agreement to the public and any third party (except for market promotion order).

18.	Any dispute should be solved by friendly discussion and negotiation between both parties.

19.	Issues not included in this Agreement can be stipulated in a separately signed supplementary agreement, which shall have the equal legal effect as this Agreement.

20.	This Agreement shall be written in Chinese and executed in eight copies, with each Party holding three copies and the Verifying and Witnessing Party holding two copies.

 (Intentionally left blank)
(Signatures below)

Party A:  Heibei Wu'an Municipal People's Government, Hebei Province

(signature of authorized representative):

/s/ [signature illegible]

Party B: Altair Nanotechnologies (China) Co., Ltd.
(signature of authorized representative):

/s/  Alexander Lee

Party C: Handan Municipal People's Government, Hebei Province

(signature of authorized representative):

/s/ [signature illegible]

Date of execution:   April 19 , 2012